M. Scott Kerr LIMITED POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John Gilluly, Brent Bernell and Janet Katz of DLA Piper LLP (US), David Mehok, Heidi Rager and each of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in- fact and agent to: (1) prepare, execute in the Issuer's name and on the Issuer’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID and the Form ID Confirming Statement including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings of Forms 3, 4 and 5, as the case may be, with the SEC as required by Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder; and (2) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of my responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934, as amended, or any other law, rule or regulation whatsoever. This Limited Power of Attorney shall remain in full force and effect until the earlier of (i) the time that the undersigned is no longer required to file Form ID or other authenticating documents that may be required, (ii) with respect to each person(s) appointed as attorney-in-fact above, the time that such person shall no longer be employed by DLA Piper LLP (US), and (iii) the revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of July 13, 2022. /s/ Michael S. Kerr___________________________ Michael S. Kerr